Exhibit 99.1

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2024

(in thousands, except for shares)

		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: People's (a)	Note 4	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,175	$(321)		$—	$854
Inventory	1,663	(399)		—	1,264
Prepaid Expenses & Other Assets	2,000	(607)		—	1,393
Assets Related to Discontinued Operations	16	—		—	16
Total Current Assets	4,854	(1,327)		—	3,527

Property, Equipment and Leasehold Improvements, Net	9,690	(575)		—	9,115
Right-of-Use Assets - Operating Leases	8,508	(4,937)		—	3,571
Intangible Assets & Goodwill	4,935	—	(b)	(3,585)	1,350
Other Assets	3,907	(65)		—	3,842
Long-Term Assets Related to Discontinued Operations	69	—		—	69
TOTAL ASSETS	$31,963	$(6,904)		$(3,585)	$21,474

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable & Accrued Liabilities	$26,067	$(6,406)	(c)	$(1,598)	$18,063
Current Portion of Notes Payable	22,573	—	(c)	(22,200)	373
Income Taxes Payable	17,076	(9,625)		—	7,451
Total Current Liabilities	65,716	(16,031)		(23,798)	25,887

Notes Payable, Net of Discounts	6,472	—	(c)	(91)	6,381
Deferred Tax Liabilities	140	—		—	140
Operating Lease Liabilities	8,272	(4,545)		—	3,727
TOTAL LIABILITIES	80,600	(20,576)		(23,889)	36,135

STOCKHOLDERS’ DEFICIT:
Preferred Stock, Convertible Series V, par value $0.001: 25,000,000 shares authorized and 14,071,431 shares outstanding as of March 31, 2024	1	—		—	1
Common Stock, par value $0.001: 990,000,000 shares authorized and 8,499,105 shares outstanding as of March 31, 2024	8	—		—	8
Additional Paid-In Capital	408,584	—		—	408,584
Accumulated Deficit	(457,230)	—	(f)	33,976	(423,254)
TOTAL STOCKHOLDERS’ DEFICIT	(48,637)	—		33,976	(14,661)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$31,963	$(20,576)		$10,087	$21,474

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(in thousands, except for shares and per share data)

	Three Months Ended March 31, 2024
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: People's (d)	Note 4	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$6,782	$(4,502)		$—	$2,280
Cost of Goods Sold	3,174	(1,938)		—	1,236
Gross Profit	3,608	(2,564)		—	1,044

Operating Expenses:
Selling, General & Administrative	6,099	(1,601)		—	4,498
Loss (Gain) on Disposal of Assets	—	—	(f)	(33,976)	(33,976)
Total Operating Expenses	6,099	(1,601)		(33,976)	(29,478)

Income (Loss) from Operations	(2,491)	(963)		33,976	30,522

Total Other Income (Expense)	(512)	141	(e)	479	108

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(3,003)	(822)		34,455	30,629
Provision for Income Tax Expense for Continuing Operations	(52)	8		—	(44)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(3,055)	$(814)		$34,455	$30,585

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(0.31)				$3.09
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(0.31)				$3.09
Weighted-Average Shares Outstanding - Basic	9,909,072				9,909,072
Weighted-Average Shares Outstanding - Diluted	9,909,072				9,909,072

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except for shares and per share data)

	Year Ended December 31, 2023
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: People's (d)	Note 4	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$33,229	$(20,967)		$—	$12,262
Cost of Goods Sold	15,565	(9,263)		—	6,302
Gross Profit	17,664	(11,704)		—	5,960

Operating Expenses:
Selling, General & Administrative	30,263	(7,900)		—	22,363
Loss (Gain) on Disposal of Assets	1,607	—	(f)	(32,443)	(30,836)
Total Operating Expenses	31,870	(7,900)		(32,443)	(8,473)

Income (Loss) from Operations	(14,206)	(3,804)		32,443	14,433

Total Other Income (Expense)	4,503	342	(e)	1,619	6,464

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(9,703)	(3,462)		34,062	20,897
Provision for Income Tax Expense for Continuing Operations	(4,116)	3,012		—	(1,104)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,819)	$(450)		$34,062	$19,793

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(1.69)				$2.42
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(1.69)				$2.42
Weighted-Average Shares Outstanding - Basic	8,193,853				8,193,853
Weighted-Average Shares Outstanding - Diluted	8,193,853				8,193,853

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INTRODUCTION

On June 10, 2024, Unrivaled Brands, Inc. (“Unrivaled”), a wholly owned subsidiary of Blum Holdings, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “MIPA”) and simultaneously completed the sale (the “Disposition”) of its controlling membership interest in People’s First Choice, LLC (“PFC”) to Haven Nectar, LLC (“Haven Nectar”).  Haven Nectar is a recently formed entity owned and controlled by Mr. Shubham Pandey.  PFC owns and operates a cannabis retail dispensary campus in Santa Ana, California named Blüm Santa Ana. In connection with the MIPA, People’s California, LLC (“Peoples”), sold its minority interest in PFC to Haven Nectar.

Based on estimates included in the unaudited pro forma condensed consolidated financial statements for the period ended March 31, 2024, the total transaction consideration was $24.8 million. Pursuant to the MIPA, Haven Nectar acquired the 80% membership interests of Unrivaled and the 20% membership interests of People’s. The consideration includes $9.0 million in cash (the "Cash Consideration") and the assumption of PFC’s liabilities (“PFC’s Liabilities”).

The Cash Consideration is in the form of $8.0 million paid in cash at closing and a $1.0 million secured promissory note to be paid over 12 months. The Cash Consideration was paid to People’s for settlement of the debt pursuant to the binding settlement term sheet between Unrivaled and People’s entered into on March 6, 2023 (the “Settlement Term Sheet”). As a result of the sale and pursuant to the terms of the Settlement Term Sheet, after the Cash Consideration, the remaining debt to People’s is settled, subject to any deficiencies as defined therein. The PFC liabilities are comprised of $5.53 million in accounts payable and accrued liabilities and $8.59 million in income tax payable, and pursuant to US GAAP $1.03 million in Tax Provision and $0.69 million in Lease Liabilities, for an aggregate of $15.84 million in liabilities.

As a result of the sale of PFC and pursuant to the Settlement Term Sheet, the total estimated extinguishment of liabilities expected is $44.46 million based on pro forma estimates from the Company’s March 31, 2024 financial statements on Form 10-Q as filed with the SEC on May 14, 2024, which liabilities are comprised of $5.64 million in total accounts payable and accrued liabilities, $8.59 million in income tax payable, $23.89 million in promissory notes and accrued interest, $5.31 million in lease liabilities, and $1.03 million in tax provision.

The total estimated gain from the sale of PFC is $33.98 million or $3.09 per Common Share based on estimates included in the unaudited pro forma condensed consolidated financial statements for the period ended March 31, 2024, which gain is comprised of $24.84 million in total consideration plus $9.13 million in net liabilities that were disposed.

Under the terms of the transaction, Unrivaled is retaining a 20% non-economic, non-voting interest in PFC pending approval of the transfer of local and state retail cannabis licenses to Mr. Pandey.  Upon transfer of the licenses, Unrivaled’s 20% minority interest will transfer to Haven Nectar, Unrivaled will resign as Manager of PFC and Sabas Carrillo will resign as an officer of PFC.

Effective upon the closing of the transaction, Haven Nectar assumed full operational and management control of the PFC business pursuant to a Management Services Agreement (“MSA”), pending transfer of the cannabis licenses.  Pursuant to the MSA, Haven Nectar is responsible for paying all costs and expenses of the business, including taxes, license fees, operational and capital expenses, vendors, and rent due to PFC’s landlord.  Haven Nectar is also responsible for funding all such costs and expense to the extent the business generates insufficient revenue to pay such costs and expenses.  In exchange, Haven Nectar is entitled to a management fee equal to profits generated from the business, if any.

Unrivaled is assisting in the transition of PFC’s business operations to Haven Nectar for a period of 30 days after the closing pursuant to a Transition Services Agreement (“TSA”) for no additional consideration.  Under the terms of the TSA, Unrivaled will provide consulting services with respect to operational management continuity and management support, vendor relations, labor and employment matters, utilities and maintenance, business access, filings and licenses, and marketing and branding, among others.  Separately, pursuant to a Trademark License Agreement (“TLA”) between the Company’s subsidiary Blum Management Holdings, Inc., and PFC, Haven Nectar shall have the right to continued use of the Blüm name and registered trademarks in connection with PFC’s business on a royalty free basis for up to 18 months, and for a license fee thereafter at PFC’s option.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements of Blum Holdings, Inc. prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as of and for the periods ended March 31, 2024 and December 31, 2023.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Disposition had occurred on March 31, 2024. The unaudited pro forma condensed consolidated statements of operations are presented as if the Disposition had occurred as of January 1, 2023. The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the Disposition.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the Disposition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

NOTE 2 – PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet as of March 31, 2024 reflects the following transaction accounting adjustments related to the Disposition:

(a)	The removal of assets and liabilities disposed of in connection with the Disposition from the historical information presented.
(b)	The write-off of goodwill allocated to the reporting unit in which People's First Choice, LLC was historically included in.
(c)

The settlement of the secured promissory notes dated March 6, 2023 issued to People's California, LLC as a result of the Disposition. As of March 31, 2024 and December 31, 2023, the outstanding balance was $22,200,000 and the unamortized debt premium was $90,727.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2024 and the fiscal year ended December 31, 2023 reflect the following transaction accounting adjustments related to the Disposition:

(d)	The removal of revenues and expenses from the assets sold in connection with the Disposition from the historical information presented.
(e)

The elimination of interest expense and amortization of debt discount to reflect the settlement of the secured promissory notes dated March 6, 2023 as if the consideration from the Disposition had been applied to repay the debt on January 1, 2023, thus resulting in the full settlement of the debt.

(f)	The pro forma net gain on disposal of assets is based on the Company's historical balance sheet information as of March 31, 2024 and December 31, 2023 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Disposition and the finalization of the Company's financial closing procedures and may differ significantly from the actual net gain on disposal of assets that the Company will recognize. The pro forma net gain on disposal of assets presented below is reflected in the unaudited pro forma condensed consolidated balance sheet as if the Disposition was consummated as of March 31, 2024, and in the unaudited pro forma condensed statements of operation as if the Disposition was consummated on January 1, 2023.

	Three Months Ended	Year Ended
	March 31, 2024	December 31, 2023
Cash Consideration	$9,000	$9,000
Assumption of Liabilities	15,843	15,074
Total Consideration	24,843	24,074

Net Assets (Liabilities) Disposed Of	(12,718)	(11,954)
Goodwill	3,585	3,585
Net Liabilities Disposed Of	(9,133)	(8,369)

Pro Forma Gain on Disposal of Assets	$(33,976)	$(32,443)

NOTE 3 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share (“EPS”) has been adjusted to reflect the pro forma consolidated net income from continuing operations for the three months ended March 31, 2024 and the year ended December 31, 2023. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

	Three Months Ended	Year Ended
	March 31, 2024	December 31, 2023
Net Income from Continuing Operations	$30,585,484	$19,793,053
Weighted-Average Shares Outstanding - Basic	9,909,072	8,193,853
Net Income from Continuing Operations per Common Share - Basic	$3.09	$2.42

Weighted-Average Shares Outstanding - Diluted	9,909,072	8,193,853
Net Income from Continuing Operations per Common Share - Diluted	$3.09	$2.42

Dilutive securities included in the calculation of diluted net income per share were nil for the three months ended March 31, 2024 and the year ended December 31, 2023.